American Enterprise Variable Annuity Account
File No. 33-54471/811-7195

EXHIBIT INDEX

Exhibit 8.2(c) Copy of Amendment 2 to Schedule A to Participation Agreement among Putnam Capital Manager Trust, Putnam Mutual Funds Corp. and American Enterprise Life Insurance Company


Exhibit 8.3(b) Copy of Amendment 1 to Schedule A to Participation Agreement among OCC Accumulation Trust, American Enterprise Life Insurance Company and OCC Distributors

Exhibit 8.4 Copy of Participation Agreement among Oppenheimer Trust and American Enterprise Life Insurance Company

Exhibit 8.5 Copy of Participation Agreement among AIM Variable Insurance Funds and American Enterprise Life Insurance Company

Exhibit 9 Opinion of counsel and consent to its use as to the legality of the securities being registered

Exhibit 10          Consent of Independent Auditors

Exhibit 11          Financial Statement Schedules and Report of Independent
                    Auditors

Exhibit 14          Financial Data Schedules

Exhibit 15.2 Power of Attorney to sign Amendments to this Registration Statement, dated April 9, 1998